EHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into as of March 13, 2025 (the “Effective Date”), by and between Aware, Inc., a Massachusetts corporation with its principal offices located at 76 Blanchard Road, Burlington, Massachusetts 01803 (together with its successors and assigns, the "Company"), and Ajay K. Amlani (the "Executive").

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of February 3, 2025 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Executive is entitled to a Base Salary of $400,000 per annum;

WHEREAS, the Executive’s pro-rated Base Salary from March 16, 2025 through December 31, 2025 is $316,666.67 (the “2025 Pro-Rated Salary”);

WHEREAS, the Executive and the Company would like the Company to pay the 2025 Pro-Rated Salary (a) 20% in cash (totaling $63,333) and (b) 80% in restricted stock units of the Company (totaling $253,333 in value);

WHEREAS, in order to effect the foregoing, the Company plans immediately after the signing of this Amendment to grant the Executive an award of restricted stock units with a fair value of $253,333.34 based on the average closing price of the Company’s common stock as reported by Nasdaq on the five consecutive trading days ending on the Effective Date;

WHEREAS, the average closing price of the Company’s common stock as reported by Nasdaq on the five consecutive trading days ending on the Effective Date is $1.524, which means the Company will grant the Executive an award of restricted stock units for 166,229 shares of common stock of the Company (the “Restricted Stock Award”), representing a fair value of $253,333;

WHEREAS, the Restricted Stock Award will vest in equal monthly installments during the period March 16, 2025 through December 31, 2025 as set forth herein; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to accomplish the foregoing on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.
Definitions. Capitalized terms used herein but not defined herein shall be given the respective meanings given to such terms in the Employment Agreement.

2.
Payment of 2025 Pro-Rated Salary. Section 2.1 of the Employment Agreement is amended by adding the following sentence to the end of such Section: “During the Term, for the period from March 16, 2025 through December 31, 2025, the Company shall pay the Executive the Base Salary (a) 20% in cash and (b) the remainder with a grant of restricted stock units of common stock of the Company having a fair market value on the date of grant of $253,333 and with such restricted stock units vesting in 9 equal monthly installments on the 16th day of each month with the first vesting to occur on April 16, 2025 and with the final vesting to occur on December 16, 2025.”
3.
Clarification on Severance. In the event the Executive is entitled to severance under either Section 4.2 or Section 5.1 of the Employment Agreement, (a) any severance tied to “Base Salary” shall be paid in cash and (b) there shall be no accelerated vesting of the Restricted Stock Award.

4.
General Terms.
4.1.
Entire Agreement. This Amendment and the Employment Agreement and the documents referred to herein and therein constitute the entire agreement and understanding between the Company and the Executive, and supersede all prior negotiations, agreements, arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter of this Amendment and the Employment Agreement.
4.2.
Waiver or Amendment.
(a)
The waiver by either party of a breach or violation of any term or provision of this Amendment by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Amendment or of any other right or remedy.
(b)
No provision in this Amendment may be amended unless such amendment is set forth in a writing that specifically refers to this Amendment and is signed by the Executive and the Company.
4.3.
Counterparts. This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.
4.4.
Authority to Execute. The undersigned representative of the Company represents and warrants that he has full power and authority to enter into this Amendment on behalf of the Company, and that the execution, delivery and performance of this Amendment have been authorized by the Board. Upon the Executive's acceptance of this Amendment by signing and returning it to the Company, this Amendment will become binding upon the Executive and the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

EXECUTIVE	AWARE, INC.
/s/ Ajay K. Amlani Ajay K. Amlani	By: /s/ Brian D. Connolly Brian D. Connolly